EXHIBIT A

ALEXANDER & BALDWIN, INC.

EXECUTIVE TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

RECITALS

A.        The Corporation has implemented the Plan for the purpose of providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

B.        Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to Participant under the Stock Issuance Program.

C.        All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.         Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, restricted stock units under the Plan. The number of shares of Common Stock underlying the awarded restricted stock units and the applicable vesting schedule for those units and the underlying Shares are set forth in the Award Notice. The remaining terms and conditions governing the Award shall be as set forth in this Agreement.

2.         Limited Transferability. Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the restricted stock units subject to the Award or the underlying Shares or pledge or otherwise hedge the sale of those units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. However, any Shares which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to record the ownership of any Shares which in fact vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.     Cessation of Service.

(a)       Except as otherwise provided in this Paragraph 3 or Paragraph 5 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award shall be immediately cancelled with respect to those unvested Shares, and the number of restricted stock units shall be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

(b)       Should Participant’s Service terminate by reason of his or her death or Permanent Disability prior to vesting in one or more Shares subject to this Award, then the restricted stock units shall vest in full upon Participant’s termination of Service. The Shares subject to those vested units shall be issued in accordance with the applicable provisions of Paragraph 7.

(c)       Should Participant’s Service terminate by reason of his or her Early Retirement or Normal Retirement prior to vesting in all the Shares subject to this Award in accordance with the annual installment vesting schedule set forth in the Award Notice, then Participant shall immediately vest in that number of additional Shares (if any) in which Participant would have otherwise been vested at the time of such termination had the Shares subject to this Award vested in a series of thirty-six (36) successive equal monthly installments over the duration of the three (3)-year vesting schedule set forth in Award Notice. The Shares which are deemed to vest on the basis of such monthly installment vesting schedule shall, together with any other Shares which are at the time vested but unissued, be issued in accordance with the applicable provisions of Paragraph 7.

4.	Stockholder Rights and Dividend Equivalents

(a)       The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

(b)       Notwithstanding the foregoing, should any dividend or other distribution payable other than in shares of Common Stock, whether regular or extraordinary, be declared and paid on the Corporation’s outstanding Common Stock in one or more calendar years during which Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on those Shares had they been issued and outstanding and entitled to that dividend or distribution. The phantom dividend equivalents credited to the Participant’s book account during a particular calendar year shall be distributed to Participant (in cash or such other form as the Plan Administrator may deem appropriate in its sole discretion) in one or more installments completed prior to the last day of that calendar year. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

5.	Change in Control

(a)       This Award, to the extent outstanding at the time of a Change in Control, may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value at that time of the unvested Shares subject to the Award and provides for the subsequent vesting and payout of that value in accordance with the same vesting and payment schedule applicable to the Award. In the event of such assumption or continuation of this Award or such replacement of the Award with a cash retention program, no accelerated vesting of the restricted stock units subject to this Award or the underlying Shares shall occur at the time of the Change in Control.

(b)       In the event this Award is assumed or otherwise continued in effect, the restricted stock units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or parent entity) may, in connection with the assumption or continuation of the restricted stock units subject to the Award at that time but subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such common stock is readily tradable on an established U.S. securities exchange or market.

(c)       Upon Participant’s Separation from Service due to an Involuntary Termination within twenty-four (24) months following the Change in Control in which this Award is assumed or otherwise continued in effect, all of the restricted stock units at the time subject to this Award shall vest, and the Shares underlying those units shall be issued to Participant in accordance with the applicable provisions of Paragraph 7. Should the restricted stock units be replaced with a cash retention program in accordance with Paragraph 5(a), then the balance credited to Participant under that program at the time of his or her Separation from Service due to an Involuntary Termination shall immediately vest and shall be distributed to Participant in accordance with the applicable provisions of Paragraph 7; provided, however, that Participant shall vest and be entitled to such distribution only if such Involuntary Termination occurs within twenty-four (24) months following the Change in Control.

(d)       If the restricted stock units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 5(a), then those units shall vest immediately prior to the closing of the Change in Control, and Participant shall become entitled to a vested distribution in accordance with the applicable provisions of Paragraph 7.

(e)       This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.         Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby prevent a dilution or enlargement of benefits hereunder. In making such equitable adjustments, the Plan Administrator shall take into account any amounts credited to Participant’s book account under Paragraph 4(b) in connection with the transaction, and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 5(b) shall be controlling.

7.	Issuance or Distribution of Vested Shares or Other Amounts.

(a)       The following provisions shall govern the issuance of the Shares (or any replacement or substitute amounts under Paragraph 5) which vest in accordance with the provisions of this Agreement:

(i)        On each Vesting and Issuance Date specified in the Award Notice, the Shares which vest at that time or which are otherwise deemed to have vested during the twelve (12)-month period ending with that date but have not otherwise been issued in accordance with any other applicable provision of this Paragraph 7(a) shall be issued.

(ii)       Shares which vest on an accelerated basis upon the Participant’s cessation of Service under Paragraph 3(b) or 3(c) or his or her Involuntary Termination under Paragraph 5(c) shall be issued on the date of Participant’s Separation from Service due to such cessation of Service or Involuntary Termination. Any distribution from the cash retention program to which Participant is entitled under Paragraph 5(c) upon his or her Involuntary Termination shall be paid in a lump sum on the date of his or her Separation from Service due to such Involuntary Termination. However, any issuance or distribution pursuant to the provisions of this subparagraph (ii) shall be subject to the deferred issuance provisions of Paragraph 8, to the extent applicable.

(iii)      Shares which vest under Paragraph 5(d) shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that

Change in Control transaction, and such consideration per Share shall be distributed to Participant upon the earliest to occur of (i) the Vesting and Issuance Date on which the particular Shares to which such consideration relates would have been issued in the absence of such Change in Control, (ii) the date of Participant’s Separation from Service or (iii) the first date following the Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A.

(iv)      Any issuance or distribution to be made pursuant to the preceding provisions of this Paragraph 7(a) shall be made on the designated issuance or distribution date or as soon as administratively practicable thereafter. In no event, however, shall such issuance or distribution be made later than the later of (i) the end of the calendar year in which the applicable issuance or distribution date occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following that date.

(v)       Each issuance or distribution to be made pursuant to this Paragraph 7(a) shall be subject to the Corporation’s collection of all applicable Withholding Taxes, in accordance with the provisions of Paragraphs 7(b) and 7(c), on or before the issuance or distribution date.

(vi)      Any Shares to be issued to Participant in accordance with the foregoing provisions of this Paragraph 7(a) shall be in the form of a book entry evidencing ownership of those Shares. Actual certificates for any vested Shares evidenced by book entry ownership shall be promptly delivered upon the request of Participant or any other person having an interest at the time in those Shares.

(b)       The Corporation shall collect the Withholding Taxes with respect to each non-Share distribution by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld.

(c)       Unless Participant (i) otherwise makes satisfactory arrangements with the Corporation’s Human Resources Department, on or before the expiration of the designated notification period preceding each applicable vesting date of the Shares, to pay the applicable Withholding Taxes through the delivery of a check payable to the Corporation in the amount of such Withholding Taxes and (ii) in fact delivers such check to the Corporation not later than that vesting date, the Corporation shall collect the Withholding Taxes applicable to the Share issuance through the following automatic share withholding method:

-        On each applicable issuance date, the Corporation shall withhold, from the vested Shares otherwise issuable to Participant at that time, a portion of those Shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however, that the number of Shares which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(d)Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all restricted stock units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

8.     Deferred Issue Date. Notwithstanding any provision to the contrary in this Agreement, to the extent this Award may be deemed to create a deferred compensation arrangement under Code Section 409A, then the following limitation shall apply:

-        No Shares or other amounts which become issuable or distributable under this Agreement upon Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.

9.     Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.

10.   Change in Control Benefit Agreement. Notwithstanding anything to the contrary in this Agreement, if Participant is, at the time of a change in control or ownership of the Corporation (whether or not that transaction constitutes a Change in Control hereunder), a party to a Change in Control Benefit Agreement with the Corporation, then the provisions of that agreement shall, to the extent applicable to this Award, govern Participant’s rights and benefits with respect to the restricted stock units and underlying Shares subject to this Agreement, and in the event of any conflict between the provisions of that Change in Control Benefit Agreement and this Agreement, the provisions of the Change in Control Benefit Agreement shall be controlling.

11.   Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on the Award Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.   Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

13.   Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan and any applicable Change in Control Benefits Agreement. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

14.   Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Hawaii without resort to that State’s conflict-of-laws rules.

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.	Agreement shall mean this Restricted Stock Unit Award Agreement.

B.    Award shall mean the award of restricted stock units made to Participant pursuant to the terms of this Agreement.

C.    Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date specified in the Award Notice.

D.    Award Notice shall mean the Notice of Award of Time-Based Restricted Stock Units delivered to Participant in which there is set forth the basic terms of the restricted stock units subject to this Agreement.

E.	Board shall mean the Corporation’s Board of Directors.

F.     Cause shall mean the commission of any act of fraud, embezzlement or dishonesty by Participant, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Participant adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; provided, however, that in the event Participant is, at the time the Corporation (or any Parent or Subsidiary) purports to terminate Participant’s Employee status for Cause, a party to a Change in Control Benefit Agreement applicable to the Award, the term Cause shall have the meaning ascribed to that term in such Change in Control Benefit Agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan and this Agreement, to constitute grounds for termination for Cause.

G.    Change in Control shall mean a change of ownership or control of the Corporation effected through any of the following transactions:

(i)  a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) or more of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination;

provided, however, that in the event Participant is a party to a Change in Control Benefit Agreement applicable to the Award, the term Change in Control shall have the meaning ascribed to that term in such Change in Control Benefit Agreement.

H.    Change in Control Benefits Agreement shall mean any separate agreement between Participant and the Corporation which provides Participant with special vesting acceleration and/or other special benefits with respect to one or more awards of restricted stock units made to Participant for shares of Common Stock, including (to the extent applicable) the restricted stock units evidenced by this Agreement, in the event of a change in control or ownership of the Corporation (whether or not constituting a Change in Control hereunder).

I.	Code shall mean the Internal Revenue Code of 1986, as amended.

J.	Common Stock shall mean shares of the Corporation’s common stock.

K.    Corporation shall mean Alexander & Baldwin, Inc., a Hawaii corporation, and any successor corporation to all or substantially all of the assets or voting stock of Alexander & Baldwin, Inc. which shall by appropriate action adopt the Plan.

L.     Early Retirement shall mean Participant’s cessation of Service on or after the attainment of age fifty-five (55) and the completion of at least five (5) years of Service.

M.   Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

N.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading beings) on date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

O.    Good Reason shall mean the occurrence of any of the following events effected without Participant’s consent: (A) a change in Participant’s position with the Corporation (or any Parent or Subsidiary employing Participant) which materially reduces Participant’s duties and responsibilities or the level of management to which Participant reports, (B) a relocation of Participant’s principal place of employment by more than fifty (50) miles, (C) a reduction in Participant’s level of compensation, as measured in terms of base salary, fringe benefits, target annual incentive payment, by more than ten percent (10%) or (D) the failure by the Corporation to continue in effect any stock option or other equity-based plan in which Participant is participating, or in which Participant is entitled to participate, immediately prior to a change in control of the Corporation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or the failure by the Corporation to continue Participant’s participation therein (or in such substitute or alternative plan) on a substantially equivalent basis, both in terms of the amount or timing of payment of benefits provided and the level of Participant’s participation relative to other participants, as existed immediately prior to the change in control of the Corporation.

However, in the event Participant is at the time of his or her cessation of Employee status a party to a Change in Control Benefit Agreement applicable to the Award evidenced by this Agreement, the term Good Reason shall have the meaning ascribed to that term in such Change in Control Benefit Agreement.

P.     Involuntary Termination shall mean the termination of Participant’s Employee status by reason of:

(i)  Participant’s involuntary dismissal or discharge by the Corporation for reasons other than for Cause, or

(ii)	Participant’s voluntary resignation for Good Reason.

Q.    1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

R.    Normal Retirement shall mean shall mean the cessation of Service by reason of retirement at or after the attainment of age sixty-five (65).

S.     Participant shall mean the person to whom the Award is made pursuant to the Agreement.

T.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U.    Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

V.	Plan shall mean the Corporation’s 2007 Incentive Compensation Plan.

W.   Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

X.    Separation from Service shall, with respect to any Shares or other amounts which vest (or are otherwise deemed to vest) during Participant’s period of Service in Employee status but which are not issued or distributed prior to his or her cessation of Employee status, mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is less than fifty percent (50%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code. Separation from Service shall, with respect to any Shares or other amounts which vest (or are otherwise deemed to vest) during Participant’s period of Service solely as a non-employee member of the board of directors of any member of the Employer Group but which are not issued or distributed prior to his or her cessation of such non-employee board service, mean the Participant’s cessation of such non-employee board service.

Y.    Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:

(i)  Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)- month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).

(ii) Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his or her position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.

(iii)Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

Z.     Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

AA.Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

BB. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock which vest under the Award and any phantom dividend equivalents distributed with respect to those shares.